Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (Nos. 333-280531 and 333-280532) on Form S-3 and (No. 333-257196) on Form S-8 of our report dated March 24, 2024, with respect to the consolidated financial statements of Angel Oak Mortgage REIT, Inc..

Atlanta, Georgia
March 24, 2025